UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8—K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

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Date of report (date of earliest event reported):  November 18, 2008

HEART TRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-111683	87-0441351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4705 Laurel Canyon Boulevard, Suite 203 Studio City, California 91607 (818) 432-4560
(Address of principal executive offices) (Zip Code) (Registrant's telephone number, including area code)
SIGNALIFE, INC. 531 South Main Street, Suite 301 Greenville, South Carolina 29601
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Heart Tronics, Inc. (“we”, “our company” or “Heart Tronics”) files this report on Form 8-K to report the following transactions or events:

Section 1 — Registrant’s Business and Operations

Section 4 — Matters Related to Accountants and Financial Statements

Item 4.01.

Changes in Registrant’s Certifying Accountant

The auditer-client relationship between Heart Tronics and Eliott Davis, our independent registered public accounting firm, ceased on February 17, 2009 per notice from Elliott Davis.  The termination of our relationship with Elliot Davis was mutually agreeable to our board of directors. Heart Tronics is currently engaging new auditors under the leadership of JTN Advisors.

Elliott Davis audited our financial statements for the two fiscal years ended December 31, 2007.  Elliott Davis 's reports on the financial statements for those fiscal years did not contain an adverse opinion or disclaimer of opinion and was not otherwise qualified or modified as to any other uncertainty, audit scope or accounting principles. Except as discussed below, during those two fiscal years and through the date of the termination of the client-auditor-relationship:  (1) there were no disagreements between Heart Tronics and Elliott Davis on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; and (2) Elliott Davis provided no advice to Heart Tronics that (i) internal controls necessary to develop reliable financial statements did not exist, (ii) information had come to the attention of Elliott Davis which made it unwilling to rely on management’s representations, or unwilling to be associated with the financial statements prepared by management, or (iii) the scope of the audit should be expanded significantly, or information had come to the attention of Elliott Davis that it concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent audited financial statements.

Section 5 — Corporate Governance and Management

Item 5.02.

Departure of Directors or Certain Principal Officers; Election of Directors; Appointment of Certain Principal Officers; Compensatory Arrangements of Certain Principal Officers

JTN Advisors has been brought in on a non-exclusive consulting basis to oversee the accounting and finance functions of the company, including engaging new auditors and finding a new permanent Chief Financial Officer.  The services of Mr. Kevin C. Pickard, who was previously acting as Interim Chief Financial Officer on a contract basis was terminated as of February 9, 2009.

Additionally, the company is currently negotiating with Mr. Bruce Richman to become a member of the board of directors of the company to add his financial expertise to the new management team.  Mr. Richman has been actively involved in valuations, mergers and acquisitions, tax and other financial consulting matters since 1980.  Mr. Richman is currently a Managing Director of UHY Advisors in Chicago, Illinois, which provides forensic, business restructuring, valuation and litigation service.  Prior to joining UHY Advisors, Mr. Richman was a partner in the business valuation services group of BDO Siedman, LLP, an international public accounting firm and a Managing Director with Trenwith Valuation, LLC, an affiliated entity of BDO Seidman, LLP.  Prior to joining BDO, Mr. Richman was the president of the Investigative Valuation Group, LLC.

Effective, November 18, 2008, Mr. Charles Harrison served out his term and departed as a director of Signalife.  Mr. Harrison had also changed employment and his employer’s policies prohibiting certain outside activities, so the departure was expected several months in advance.

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 25, 2008, we filed a certificate of amendment to our certificate of incorporation changing our name from Signalife, Inc. to Heart Tronics, Inc.

Section 9 — Financial Statements and Exhibits

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits:

1.

Certificate of amendment to our certificate of incorporation dated November 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Studio City, California, this 20th day of March, 2009.

HEART TRONICS, INC., a Delaware corporation
By:	/s/ Rowland Perkins
Rowland Perkins Co-Chief Executive Officer (Administration) (co-principal executive officer)
By:	/s/ Willie Gault
Willie Gault Co-Chief Executive Officer (Operations) (co-principal executive officer)